Exhibit 1.1

KOFAX LIMITED

[            ] Common Shares

($0.001 par value per share)

Underwriting Agreement

[            ], 2013

CRAIG-HALLUM CAPITAL GROUP, LLC

222 South Ninth Street

Suite 350

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

Kofax Limited, an exempted company incorporated under the laws of Bermuda (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to Craig-Hallum Capital Group, LLC (the “Underwriter”), an aggregate of [            ] of its common shares, par value $0.001 per share (the “Firm Shares”), and, at the election of the Underwriter, up to an additional [            ] of its common shares, par value $0.001 per share (the “Optional Shares”).

The Firm Shares and the Optional Shares that the Underwriter elects to purchase pursuant to Section 2 hereof are hereinafter referred to collectively as the “Shares”. The Company’s common shares, par value $0.001 per share, are hereinafter referred to as the “Common Shares”.

Pursuant to a Scheme of Arrangement (the “Scheme”) to be sanctioned by the High Court of Justice in England and Wales (the “High Court”) pursuant to Sections 648 and 899 of the United Kingdom Companies Act 2006 and upon the Scheme becoming effective, the Company will own the entire issued ordinary share capital of Kofax plc, a public limited company organized under the laws of the United Kingdom (“Kofax UK”) and, as a result, will become the ultimate parent company of Kofax UK and the subsidiaries of Kofax UK (Kofax UK, together with its subsidiaries, being hereinafter referred to as the “Kofax Group”). For purposes of this Agreement, unless the context otherwise requires, the term “subsidiary” shall be deemed to include, without limitation, at all relevant times each of Kofax UK and its subsidiaries. Under the Scheme, which is more fully described in the Registration Statement under the heading “Corporate Structure,” and at the date it becomes effective, (i) all of the issued and outstanding ordinary share capital of Kofax UK will be cancelled; (ii) each holder thereof will be allotted Common Shares; (iii) Kofax UK will issue new ordinary shares to the Company credited as fully paid; and (iv) holders of all outstanding options and warrants to purchase ordinary shares in Kofax UK will be given the opportunity to surrender their options and warrants for options and warrants, as applicable, to purchase Common Shares. Following approval by Kofax UK’s shareholders on [            ], 2013 and a hearing held on [            ], 2013 before the High Court, the High Court has issued a court order (i) sanctioning the Scheme and approving the fairness of the exchange of securities in a manner sufficient to make available the exemption from registration under Section 3(a)(10) of the Act (as defined below) for the offer and sale of the securities to be issued in accordance with the Scheme and (ii) confirming the reduction of capital of Kofax UK (collectively, the “Court Order”). The Scheme will become effective at such time as Kofax UK delivers for registration to the Registrar of Companies in England and Wales a copy of the Court Order together with the Statement of Capital attached thereto which event will take effect prior to the First Time of Delivery (as hereinafter defined). The transactions giving effect to the Scheme, including the delivery and registration of the Court Order and Statement of Capital, are referred to in this Agreement as the “Reorganization Transactions.”

1. The Company and Kofax UK jointly and severally represent and warrant to, and agree with the Underwriter that:

(a) A registration statement on Form F-1 (File No. 333-191554) (as amended, the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Underwriter, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the information furnished to the Company by the Underwriter expressly for use therein, it being understood and agreed that such information consists of the Underwriter’s Information (as defined in Section 9(f) below);

(c) For the purposes of this Agreement, the “Applicable Time” is [    :    ] [a.m.][p.m.] (New York time) on the date of this Agreement. The Pricing Prospectus, as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule I hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus and the pricing information set forth on Schedule II as of the Applicable Time (the “General Disclosure Package”), did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Prospectus, an Issuer Free Writing Prospectus or the General Disclosure Package in reliance upon and in conformity with the information furnished to the Company by the Underwriter expressly for use therein, it being understood and agreed that such information consists of the Underwriter’s Information;

(d) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the information furnished to the Company by the Underwriter expressly for use therein, it being understood and agreed that such information consists of the Underwriter’s Information;

(e) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the General Disclosure Package and the Prospectus any material loss or interference with its business from fire, explosion, flood, piracy, terrorism or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the general affairs, financial position, property, operations or results of operations of the Company and any of its subsidiaries, taken as a whole (a “Material Adverse Effect”), or any change in the share capital or long-term debt of the Company or any of its subsidiaries, otherwise than as set forth or contemplated in the General Disclosure Package and the Prospectus. The Company has no material operations and, except for de minimis accounts arising in connection with its organization and the Reorganization Transactions, no assets or liabilities. The sole stockholder of the Company is, and will be until the Scheme becomes effective, Bradford Weller;

(f) Neither the Company nor any of its subsidiaries own an interest in any material real property. Each of them has good and valid title to all tangible personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the General Disclosure Package and the Prospectus, including those arising under or permitted by the Credit Agreement (as defined below), or such as do not interfere in any material respect with the conduct of the business of the Company and would not individually or in aggregate, reasonably be expected to result in a Material Adverse Effect; and any material real property and buildings occupied by the Company and its subsidiaries are occupied by them under valid and subsisting contractual arrangements enforceable against each of the Company or its subsidiaries that are parties thereto in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company;

(g) (A) The Company has been duly formed and is validly existing as an exempted company in good standing under the laws of Bermuda, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified in any such jurisdiction or be in good standing would not have a Material Adverse Effect; (B) each subsidiary of the Company has been duly formed or organized and is validly existing as a company or other legal entity in good standing under the laws of its jurisdiction of incorporation or organization, has the power and authority, corporate and other, to own its property and conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified in any such jurisdiction or be in good standing would not have a Material Adverse Effect; (C) the only subsidiaries of the Company are the subsidiaries listed on Exhibit 21.1 to the Registration Statement; and (D) the Company has no “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

(h) The Company has an authorized share capital as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Capitalization,” and the adjustments made thereto on a pro forma and pro forma as adjusted basis fairly present in all material respects the respective adjustments described in such section. All of the issued share capital of the Company has been duly and validly authorized and issued, is fully paid and non-assessable and conforms to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. All of the issued share capital of each subsidiary of the Company has been duly and validly authorized and issued, is fully paid and non-assessable and (except as otherwise set forth in the General Disclosure Package and the Prospectus) is owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for liens pursuant to that certain Credit Agreement, dated as of August 11, 2011, by and among Kofax UK, Kofax, Inc., and Kofax Holding AG, the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent (as amended, restated or otherwise modified from time to time, the “Credit Agreement”).

(i) (A) The unissued Shares to be issued and sold by the Company to the Underwriter hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Common Shares contained in the Prospectus; (B) neither the Memorandum of Association or Bye-laws of the Company nor any agreement filed as an exhibit to the Registration Statement grant the holders of the outstanding Common Shares of the Company any preemptive rights, other than as set forth in the General Disclosure Package and the Prospectus, and none of the outstanding Common Shares of the Company or any of its subsidiaries were issued in violation of any preemptive right or similar rights of any securityholder of the Company; and (C) the issuance of the Shares is not subject to preemptive or other similar rights;

(j) The issue and sale of the Shares and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or Debt Repayment Triggering Event (as defined below), or result in the imposition of any lien, charge or encumbrance on any property of the Company or any of its subsidiaries, under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument, other than as contemplated by the Credit Agreement, or give any person the right to terminate any agreement or contract to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; and (ii) will not result in any violation of (A) the provisions of the Memorandum of Association or Bye-laws of the Company or the organizational or governing documents of any of the Company’s subsidiaries or (B) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the

Company or any of its subsidiaries or any of their properties or assets, except in the case of clause (i), for any conflict, breach, or violation that would not result in a Material Adverse Effect nor have a material adverse effect on the consummation of the transactions contemplated hereby; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under the rules of the Financial Industry Regulatory Authority (“FINRA”), The NASDAQ Global Select Market (“NASDAQ GSM”) or state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter, and such other consents, approvals, authorizations, orders, registrations or qualifications that have already been obtained. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any loan, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries;

(k) This Agreement has been duly authorized, executed and delivered by the Company and Kofax UK. Each of the Company and Kofax UK has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, including the authorization, issuance and sale of the Shares as contemplated by this Agreement, and to consummate the Reorganization Transactions;

(l) None of the Company or any of its subsidiaries is (i) in violation of its respective Memorandum of Association or Bye-laws (or other applicable organizational or governing documents ), (ii) in violation of any applicable statute, law, rule, regulation, judgment, order or decree of any competent court, regulatory body, administrative agency, governmental body, arbitrator or other authority or (iii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except in each case covered by clauses (ii) and (iii) such as would not result in a Material Adverse Effect or have a material adverse effect on the consummation of the transactions contemplated hereby;

(m) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any cash dividends to the Company, from making any other distribution on such subsidiary’s share capital, or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the General Disclosure Package and the Prospectus;

(n) The Company has been designated as non-resident of Bermuda for the purposes of the Bermuda Exchange Control Act 1972 and as such is free to acquire, hold, transfer and sell foreign currency and securities without restriction under such legislation (including the payment of dividends or other distributions which may be lawfully made by the Company under the Bermuda Companies Act 1981);

(o) Except for underwriting discounts and commissions payable to the Underwriter as provided herein, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the issuance and sale of the Shares;

(p) The statements set forth in the Pricing Prospectus and Prospectus under the captions “Description of Share Capital,” “Management—Executive Officer Compensation and

Employment Agreements,” “Corporate Structure,” “Taxation,” “Cautionary Statement on Service of Process and the Enforcement of Civil Liabilities,” “Risk Factors – We are a Bermuda company and it may be difficult for you to enforce judgments against us or certain of our directors or officers,” and “Comparison of Delaware Law and Bermuda Law”, insofar as such statements constitute summaries of legal matters, legal conclusions, or agreements, statutes and regulations, are correct in all material respects;

(q) There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement, the General Disclosure Package and the Prospectus which have not been described as required;

(r) Any statistical and market-related data included in the General Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the consent for the use of such data from such sources to the extent required;

(s) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the General Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(t) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject or, to the Company’s knowledge, to which any of the Company’s or its subsidiaries’ directors or executive officers is a party, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(u) Other than as set forth in the General Disclosure Package and the Prospectus, (A)(i) to the Company’s knowledge, neither the Company nor any of its subsidiaries is in violation of any applicable United States federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any competent domestic or foreign governmental agency, governmental body or court applicable to them, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances, to the protection or restoration of the environment or natural resources, to health and safety as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (ii) neither the Company nor any of its subsidiaries owns, operates or leases any real property contaminated with Hazardous Substances, (iii) neither the Company nor any of its subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (iv) neither the Company nor any of its subsidiaries is liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (v) neither the Company nor any of its subsidiaries is a party to any claim by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Substances, and (vi) the Company and its subsidiaries have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses, except in each case covered by clauses (i) – (vi) such as would not individually or in the aggregate have a Material Adverse Effect; (B) to the Company’s knowledge there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim against the Company or any of its subsidiaries pursuant to any Environmental Law that would have a Material Adverse Effect; and (C) to the Company’s knowledge, there are no requirements proposed for adoption or implementation under any Environmental Law that would reasonably be expected to have a Material Adverse Effect. For purposes of this subsection, “Hazardous Substances” means (x) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold, and (y) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws other than as obtained by the Time of Delivery;

(v) Other than as set forth in the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has incurred any costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect;

(w) Other than as set forth in the General Disclosure Package and the Prospectus, the Company and its subsidiaries possess all certificates, authorizations and permits issued by federal, state or foreign regulatory authorities as necessary for the Company and its subsidiaries to conduct their respective businesses as currently conducted, except as would not individually or in the aggregate have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect;

(x) The Company and each of its subsidiaries owns, possesses, or can acquire on reasonable terms, all Intellectual Property necessary for the conduct of the Company’s and its subsidiaries’ business as now conducted or as described in the Registration Statement, the General Disclosure Package and the Prospectus to be conducted, except as such failure to own, possess, or acquire such rights would not reasonably be expected to result in a Material Adverse Effect. Furthermore, (A) except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no rights of third parties to any Intellectual Property owned by the Company or any of its subsidiaries, or any Intellectual Property described in the Registration Statement, in the General Disclosure Package and in the Prospectus as being owned by them, other than licenses granted to customers and suppliers of the Company or its subsidiaries in the ordinary course of business of the Company or its subsidiaries, and except as so described, there are no restrictions on the ability of the Company or the applicable subsidiary to control or transfer any rights to the Intellectual Property so owned or described; (B) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not reasonably be expected to result in a Material Adverse Effect; (C) except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ rights in or to any such Intellectual Property; (D) the Intellectual Property owned by the Company and its subsidiaries, and to the knowledge of the Company, the Intellectual Property licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and, except as disclosed in the Registration Statement, General Disclosure Package and Prospectus, there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (E) except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others and neither the Company nor any of its subsidiaries has received any written notice of such claim and the Company is unaware of any other fact which would is reasonably likely to form a basis for any such action, suit, proceeding or claim; (F) to the Company’s knowledge, no employee of the Company or any of its subsidiaries is in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries, except as such violation would not reasonably be expected to result in a Material Adverse Effect; and (G) each former and current employee or consultant of the Company or any of its subsidiaries is a party to a written contract with the Company or such subsidiary that assigns to the Company or such subsidiary all rights to all inventions, improvements, discoveries and information relating to the Company or such subsidiary, except for any failure to so do as would not reasonably be expected to result in a Material Adverse Effect. “Intellectual Property” means all patents, patent applications, together with any reissuances continuations, continuations-in-part, revisions, extensions or reexaminations thereof, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how and other intellectual property;

(y) No material labor dispute, work stoppage, slow down or other conflict with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or contemplated;

(z) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business;

(aa) Neither the Company nor any of its subsidiaries has any off-balance sheet arrangements, except as described in the Registration Statement, the General Disclosure Package and the Prospectus;

(bb) (A) None of the Company, its subsidiaries nor, to the Company’s knowledge, any of their respective directors, officers, affiliates, employees or agents is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated herein, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(cc) None of the Company, its subsidiaries nor, to the Company’s knowledge, any of the Company’s directors or executive officers, it’s or the Company’s subsidiaries’ directors or executive officers or any agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage in material violation of any applicable law; and the Company and its subsidiaries and, to the knowledge of the Company, their respective affiliates have conducted their businesses in material compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein;

(dd) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements, including to the extent applicable those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

(ee) There are no restrictions on subsequent transfers of the Shares under the laws of Bermuda;

(ff) Except as disclosed in the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement;

(gg) The Shares and Scheme Shares have been approved for inclusion, subject to official notice of issuance and evidence of satisfactory distribution on NASDAQ GSM;

(hh) Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(ii) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(jj) At the time of filing the Initial Registration Statement the Company was not and is not an “ineligible issuer”, as defined under Rule 405 under the Act;

(kk) As described in the Registration Statement and subject to the limitations and restrictions described therein, the Company believes neither the Company nor any of its subsidiaries should be a “passive foreign investment company” as defined in the Internal Revenue Code of 1986, as amended;

(ll) The Company is a “foreign private issuer” as defined in Rule 405 under the Act;

(mm) Except as described in the General Disclosure Package and the Prospectus, there are no affiliations or associations between any member of the Financial Industry Regulatory Authority (“FINRA”) and the Company and, to the Company’s knowledge, there are no affiliations or associations between (A) any member of FINRA and (b) any member of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially submitted to the Commission;

(nn) Ernst & Young LLP, who have certified certain financial statements of the Company and the Kofax Group, are independent public accountants with respect to the Company and the Kofax Group as required by the Act and the rules and regulations of the Commission thereunder;

(oo) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with International Financial Reporting Standards, as issued by the International Accounting Standards Board (“IFRS”). The Company’s internal control over financial reporting is effective and the Company is not currently aware of any material weaknesses in its internal control over financial reporting;

(pp) Since the date of the latest audited financial statements included in the General Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (each an “Internal Control Event”);

(qq) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established;

(rr) The financial statements included in the General Disclosure Package and the Prospectus, together with the related notes thereto, present fairly in all material respects the consolidated financial position of the Company and the Kofax Group as of the date shown, and such financial statements have been prepared in conformity with IFRS, applied on a consistent basis throughout the periods involved; and the schedules included in the General Disclosure Package and the Prospectus, if any, present fairly the information required to be stated therein. The selected financial data and the summary financial information included in the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited and unaudited financial statements included in the General Disclosure Package and the Prospectus. All disclosures contained in the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(ss) Neither the Company nor its subsidiaries is entitled to any immunity, whether characterized as sovereign immunity or otherwise, from any legal proceedings in respect of themselves or their respective properties under the laws of the United States or Bermuda;

(tt) The Company and its subsidiaries have filed all United States federal, state and local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not, individually or in the aggregate, have a Material Adverse Effect); except as set forth in the General Disclosure Package and the Prospectus, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties that are currently owed and due) required to be paid by them and that are currently owed and due, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect; and no capital gains, income, withholding or other taxes or stamp or other issuance or transfer taxes or duties or similar fees or charges are payable by or on behalf of the Underwriter to Bermuda or the United Kingdom or to any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Company of the Shares to or for the account of the Underwriter or the sale and delivery by the Underwriter of the Shares to the initial purchasers thereof;

(uu) Under the current laws and regulations of Bermuda, all dividends and other distributions declared and payable on the Shares may be paid by the Company to the holder thereof in United States dollars that may be freely transferred out of Bermuda and all such payments made to holders thereof who are non-residents of Bermuda will not be subject to income, withholding or other taxes under the laws or regulations of Bermuda and will otherwise be free of any other tax, duty, withholding or deduction in Bermuda and without the necessity of obtaining any governmental authorization in Bermuda;

(vv) From the time of initial confidential submission of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of Act (an “Emerging Growth Company”);

(ww) The Company (a) has not engaged in any Testing-the-Waters Communication and (b) has not authorized anyone to engage in Testing-the-Waters Communications. The Company has not distributed or authorized for distribution any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. As set forth in this Agreement, “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act and “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act; and

(xx) The Reorganization Transactions have received all necessary approvals of the shareholders and the board of directors of the Company and Kofax UK. The Scheme and reduction of capital have received all necessary approvals of the High Court and the High Court has issued the Court Order, a copy of which has been furnished to the Underwriter and its counsel and which has not been modified or rescinded in any respect. The Scheme will become effective upon the delivery for registration of the Court Order and Statement of Capital with the Registrar of Companies in England and Wales. The Common Shares to be issued and exchanged in the Scheme (the “Scheme Shares”) have been duly authorized and, when issued and exchanged in accordance with the terms of the Scheme, will have been validly issued and will be fully paid and nonassessable, will be issued in compliance with all federal, state and foreign securities laws and will not be issued in violation of or subject to any preemptive right or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Underwriter). Kofax UK has amended its articles of association to provide that, subject to the Scheme having become effective, if Kofax UK allots and issues any ordinary shares in Kofax UK to a person (“New Member”) upon the exercise of outstanding options or warrants in Kofax UK after the Scheme Record Time (as defined in the shareholder circular prepared and distributed in connection with the Scheme) (“Post Scheme Shares”), Kofax UK is entitled to appoint any person as its attorney and/or agent to transfer the ordinary shares arising upon such exercise to the Company or its nominee, in consideration for and conditional upon the Company allotting and issuing to the New Member such number of Common Shares as that New Member would have been entitled to had each Post Scheme Share been an ordinary share in Kofax UK. When the Scheme becomes effective, the Company (or its nominee) will be the registered owner of the entire issued ordinary share capital of Kofax UK and each subsidiary in the Kofax Group (other than Kofax UK) will be a subsidiary of Kofax UK and subject to the preceding sentence, there will be no outstanding securities convertible, directly or indirectly, into the right to receive share capital of Kofax UK. The ordinary shares of Kofax UK to be issued to the Company pursuant to the Reorganization Transactions have been duly authorized and, when allotted and issued, will be validly issued, credited as fully paid, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, except as required by the Credit Agreement, and the issue of such shares will not be subject to any preemptive or similar rights. The information in the shareholder circular prepared and distributed in connection with the Scheme complies as to form in all material respects with all applicable legal requirements and does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price per share of $[        ], the Firm Shares and (b) in the event and to the extent that the Underwriter shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, the number of Optional Shares as to which such election shall have been exercised.

The Company hereby grants to the Underwriter the right to purchase at its election up to [            ] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of Common Shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Underwriter to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the business day on which such Optional Shares are to be delivered, as determined by the Underwriter but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Underwriter and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. The Underwriter proposes to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Shares to be purchased by the Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Underwriter, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Underwriter at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 10:00 a.m., New York time, on [            ], 2013 or such other time and date as the Underwriter and the Company may agree upon in writing, and, with respect to the Optional Shares, 10:00 a.m., New York time, on the date specified by the Underwriter in the written notice given by the Underwriter of the Underwriter’s election to purchase such Optional Shares, or such other time and date as the Underwriter and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”; and

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriter pursuant to Section 8(l) hereof, will be delivered at the offices of Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, New York 10018 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company and Kofax UK jointly and severally agree with the Underwriter:

(a) To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which have not been approved by the Underwriter promptly after reasonable notice thereof; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Underwriter with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any Preliminary Prospectus, the Prospectus or Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process, to subject itself to taxation for doing business in any jurisdiction if it is not otherwise so subject or make any change to its memorandum and articles of association or byelaws;

(c) Prior to 10:00 a.m., New York time, on the second New York Business Day succeeding the date of this Agreement and from time to time, to furnish the Underwriter with written and electronic copies of the Prospectus in New York City in such quantities as the Underwriter may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required, at any time prior to the expiration of thirty days after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify the Underwriter and upon the request of the Underwriter to prepare and furnish without charge to the Underwriter and to any dealer in securities as many written and electronic copies as the Underwriter may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case the Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the request of the Underwriter but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Underwriter may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) (1) During the period beginning from the date hereof and continuing to and including the date 30 days after the date of the Agreement (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase Common Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise (other than (v) the Shares to be sold hereunder, (w) pursuant to the Scheme, (x) securities offered or sold pursuant to employee share option or other incentive compensation plans or employment arrangements existing on the date hereof as described in the General Disclosure Package and the Prospectus, or, provided such securities do not vest or become exercisable until after the Lock-Up Period, pursuant to incentive compensation plans or employment arrangements entered into in the ordinary course, (y) upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement or (z) the establishment of a trading plan pursuant to Rule 10b5-1 under the Act, for the transfer of Common Shares, provided that such plan does not provide for the transfer of Common Shares during the Lock-Up Period), without the prior written consent of the Underwriter; provided, however, that if (a) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (b) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Underwriter waives, in writing, such extension; the Company will provide the Underwriter and each shareholder subject to the Lock-Up Period pursuant to the lockup letters described in Section 8(i) with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period;

(2) If the Underwriter, in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up letter described in Section 8(i) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, to announce the impending release or waiver by a press release in substantially the form set forth on Schedule VI through a major news service at least two business days before the effective date of the release or waiver;

(f) During the first 12 months following the First Time of Delivery, to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by an independent registered public accounting firm); provided, however, that the Company may satisfy the requirements of this subsection by making any such reports, communications or information available on its website or by filing or furnishing such information with the Commission via EDGAR;

(g) During a period of three years from the effective date of the Registration Statement, to furnish to the Underwriter copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to the Underwriter as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided, however, that the Company may satisfy the requirements of this subsection by making any such reports, communications or information available on its web site or by filing or furnishing such information with the Commission via EDGAR;

(h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”;

(i) To use its reasonable best efforts to list, subject to notice of issuance, the Shares on the NASDAQ GSM;

(j) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(k) Upon request of the Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(l) To promptly notify the Underwriter if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Shares within the meaning of the Act and (b) completion of the 30-day restricted period referred to in Section 5(e) hereof; and

(m) The Company and each member of the Kofax Group will comply in all material respects with all applicable legal and regulatory requirements in connection with, and will use commercially reasonable efforts to procure, the consummation of the Reorganization Transactions.

6. (a) The Company represents and agrees that, without the prior consent of the Underwriter, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; the Underwriter represents and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Underwriter is listed on Schedule I hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the General Disclosure Package and the Prospectus or would contain an untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriter and, if requested by the Underwriter, will prepare and furnish without charge to the Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein.

7. The Company and Kofax UK covenant and agree with the Underwriter that they will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s and Kofax UK’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the cost of printing or producing this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky Memorandum; (iv) all fees and expenses in connection with listing the Shares on the NASDAQ GSM and the London Stock Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriter in connection with, any required review by FINRA of the terms of the sale of the Shares (provided that any such fees and expenses of counsel to the Underwriter payable by the Company shall not exceed $15,000); (vi) the cost of preparing share certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) the cost of private aircraft chartered in connection with the road show; (ix) the reasonable out-of-pocket accountable fees and disbursements actually incurred by the Underwriter in connection with the offering of the Shares (including the reasonable out-of-pocket accountable fees and disbursements of outside counsel actually incurred by the Underwriter) in an amount not to exceed $[        ]1 in the aggregate; and (x) all other costs and expenses incident to the performance of its obligations hereunder and in connection with the Reorganization Transactions which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section 7, and Sections 9 and 11 hereof, the

[1]	Amount to be inserted at pricing representing 4.0% of the gross proceeds.

Underwriter will pay all of its own costs and expenses, including the fees and disbursements of its counsel, share transfer taxes on resale of any of the Shares by it, and any advertising expenses connected with any offers it may make.

8. The obligations of the Underwriter hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject to the condition that all representations and warranties and other statements of the Company and Kofak UK herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and Kofax UK shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission;

(b) Goodwin Procter LLP, counsel for the Underwriter, shall have furnished to the Underwriter such written opinion or opinions, dated such Time of Delivery, in form and substance reasonably satisfactory to the Underwriter, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Dechert LLP, U.S. counsel for the Company, shall have furnished to the Underwriter their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Underwriter;

(d) Dechert LLP, U.K. counsel for the Company, shall have furnished to the Underwriter their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Underwriter;

(e) Conyers Dill & Pearman Limited, special Bermuda counsel for the Company, shall have furnished to the Underwriter their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Underwriter;

(f) On the date and time that this Agreement is executed and delivered by the parties hereto and at each Time of Delivery, Ernst & Young LLP shall have furnished to the Underwriter a letter or letters, dated the respective dates of delivery thereof, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus, in form and substance satisfactory to the Underwriter;

(g) Except as contemplated in the General Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the General Disclosure Package, the Company shall not have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding Common Shares due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the long-term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company, or any Material Adverse Effect or any development reasonably likely to result in a Material Adverse Effect (whether or not arising in the ordinary course of business), that, in the judgment of the Underwriter, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h) The Scheme Shares and the Shares to be sold by the Company at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the NASDAQ GSM;

(i) The Company shall have obtained and delivered to the Underwriter executed copies of an agreement substantially in form attached hereto as Schedule IV from those individuals and entities listed on Schedule V;

(j) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the second New York Business Day succeeding the date of this Agreement;

(k) The Court Order shall not have been modified since its issuance and the Scheme shall have become effective; and

(l) The Company and Kofax UK shall have furnished or caused to be furnished to the Underwriter at such Time of Delivery certificates of officers of the Company and Kofax UK satisfactory to the Underwriter as to the accuracy of the representations and warranties of the Company and Kofax UK herein at and as of such Time of Delivery, as to the performance by the Company and Kofax UK of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as the Underwriter may reasonably request.

9. (a) The Company and Kofax UK jointly and severally agree to indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the General Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Written Testing-the-Waters Communication set forth on Schedule III hereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or in order to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and Kofax UK shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the General Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication set forth on Schedule III hereto, in reliance upon and in conformity with the information furnished to the Company by the Underwriter expressly for use therein, it being understood and agreed that such information consists of the Underwriter’s Information;

(b) The Underwriter will indemnify and hold harmless the Company and Kofax UK against any losses, claims, damages or liabilities to which the Company or Kofax UK may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the General Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication set forth on Schedule III hereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the General Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication set forth on Schedule III hereto, in reliance upon and in conformity with the information furnished to the Company by the Underwriter expressly for use therein, it being understood and agreed that such information consists of the Underwriter’s Information; and will reimburse the Company and Kofax UK for any legal or other expenses reasonably incurred by the Company or Kofax UK in connection with investigating or defending any such action or claim as such expenses are incurred;

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection, except to the extent it is prejudiced as a result of such failure. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party not to be unreasonably withheld, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party;

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and Kofax UK on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and Kofax UK on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and Kofax UK on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting underwriting discounts and commissions, but before deducting expenses) received by the Company and Kofax UK bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and Kofax UK on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Kofax UK and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; and

(e) The obligations of the Company and Kofax UK under this Section 9 shall be in addition to any liability which the Company and Kofax UK may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act; and the obligations of the Underwriter under this Section 9 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

(f) As used in this Agreement, the term “Underwriter’s Information” consists solely of the information concerning the terms of the offering on the cover page of the Prospectus and the information in the following paragraphs under the caption “Underwriting” in the Prospectus: (i) the first paragraph under the heading “Commissions and Discounts” and (ii) the paragraphs under the heading “Price Stabilization, Short Positions and Penalty Bids.”

10. The respective indemnities, agreements, representations, warranties and other statements of the Company, Kofax UK and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, or the Company or Kofax UK, or any officer or director or controlling person of the Company or Kofax UK, and shall survive delivery of and payment for the Shares.

11. Prior to the purchase of Shares by the Underwriter at the applicable Time of Delivery, the obligations of the Underwriter to purchase such Shares pursuant to this Agreement may be terminated by the Underwriter by notice given to the Company if at any time the follow shall have occurred: (i) a suspension or material limitation in trading in securities generally on the NASDAQ GSM or the London Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ GSM or the London Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere; or (vi) the Company or any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood, piracy, terrorism or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package and the Prospectus, if the effect of any such event specified in clause (iii), (iv), (v) or (vi) in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus. Any such termination shall be without liability of any party to any other party except that, if for any reason any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriter for all documented out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability in respect of the Shares not so delivered to the Underwriter except as provided in Sections 7 and 9 hereof.

12. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission to Craig-Hallum Capital Group LLC, 222 South Ninth Street, Suite 350, Minneapolis, Minnesota 55402, Attention: General Counsel, with a copy (which shall not constitute notice) to Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, New York 10018, Attention: Thomas S. Levato, Esq.; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Chief Executive Officer, with a copy (which shall not constitute notice) to Dechert LLP, 1095 Avenue of the Americas, New York, New York 10036, Attention: David S. Rosenthal, Esq.

13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company, Kofax UK and, to the extent provided in Sections 9 and 10 hereof, the officers and directors of the Company and each person who controls the Company, Kofax UK or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

15. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

16. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, Kofax UK and the Underwriter, or any of them, with respect to the subject matter hereof.

17. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company and Kofax UK agree that any suit or proceeding arising in respect of this Agreement or the engagement of the Underwriter will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and Kofax UK agree to submit to the jurisdiction of, and to venue in, such courts.

18. Kofax Inc., 15211 Laguna Canyon Road, Irvine, California 92618-3146 (“Kofax US”) has been appointed to receive service of process in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted, by the Underwriter, the directors, officers, employees and agents of the Underwriter, or by any person who controls the Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that Kofax US has accepted such appointment and has agreed to act as said agent for service of process, and agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon Kofax US shall be deemed, in every respect, effective service of process upon the Company.

19. The Company, Kofax UK and the Underwriter hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, Kofax UK and Craig-Hallum Capital Group LLC in accordance with its terms.

Very truly yours,

Kofax Limited

By
Name:
Title:

Kofax plc

By
Name:
Title:

Confirmed as of the date first above mentioned:

Craig-Hallum Capital Group LLC

By
Name:
Title:

SCHEDULE I

Issuer Free Writing Prospectuses

[None.]

SCHEDULE II

Pricing Information

Number of Shares:	[ ] shares

Price to the Public:	$[ ] per share

Underwriting Discount:	[ ]%

SCHEDULE III

Written Testing-the-Waters Materials

[None.]

SCHEDULE IV

Form of Lockup Agreement

            , 2013

CRAIG-HALLUM CAPITAL GROUP, LLC

222 South Ninth Street

Suite 350

Minneapolis, Minnesota 55402

Re:	Proposed Public Offering by Kofax Limited

Ladies and Gentlemen:

The undersigned understands that Craig-Hallum Capital Group, LLC (“C-H”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Kofax Limited, an exempted company incorporated under the laws of Bermuda (the “Company”) and Kofax plc, a public limited company organized under the laws of the United Kingdom (“Kofax UK”), providing for the public offering (the “Public Offering”) of the Company’s common shares, par value $0.001 per share (the “Common Shares”). In recognition of the benefit that such an offering will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with C-H that, during the period beginning on the date of the Underwriting Agreement and ending on the date that is 30 days from the date of the Underwriting Agreement (subject to extensions as discussed below), the undersigned will not, without the prior written consent of C-H, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares, whether now owned or hereafter acquired, other than any Common Shares acquired in open market transactions after the date hereof, by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Shares or other securities, in cash or otherwise.

If the undersigned is an officer or director of the Company, (1) C-H agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Shares, C-H will notify the Company of the impending release or waiver, and (2) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by C-H hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of C-H, provided that (1) C-H receives a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)	as a bona fide gift or gifts; or

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)	as a distribution to limited partners, members or stockholders of the undersigned; or

(iv)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

Notwithstanding anything herein to the contrary, nothing herein shall prevent the undersigned from establishing a 10b5-1 trading plan that complies with Rule 10b5-1 under the Exchange Act (“10b5-1 trading plan”) or from amending an existing 10b5-1 trading plan so long as there are no sales of Lock-Up Securities under such plans during the 30-day lock-up period (as may be extended as described herein); and provided that, the establishment of a 10b-5-1 trading plan or the amendment of a 10b5-1 trading plan shall only be permitted if (i) the establishment or amendment of such plan is not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding the establishment or amendment of such plan. Furthermore, no provision in this letter shall be deemed to restrict or prohibit the exercise or exchange by the undersigned of any option or warrant to acquire any Common Shares or options to purchase Common Shares, pursuant to any stock option, stock bonus or other stock plan or arrangement; provided, however, that the underlying Common Shares shall continue to be subject to the restrictions on transfer set forth in this letter.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and C-H and there is no assurance that the Company and C-H will enter into an Underwriting Agreement with respect to the Public Offering or that the Public Offering will be consummated.

This lock-up agreement shall automatically terminate, and the undersigned shall be released from its obligations hereunder, upon the earliest to occur, if any, of (1) C-H, on the one hand, or the Company, on the other hand, advising the other in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Public Offering, (2) termination of the Underwriting Agreement before the sale of any Common Shares to C-H, (3) the withdrawal of the registration statement to be filed with the Securities and Exchange Commission with respect to the Public Offering, or (4) January 31, 2014, if the Public Offering shall have not been consummated by such date.

This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. Very truly yours,

(Print name)

(Signature of authorized signatory)

(Print name of authorized signatory, if applicable)

(Print title of authorized signatory, if applicable)

SCHEDULE V

Individuals and Entities Executing Lockup Agreements

Reynolds C. Bish

James Arnold, Jr.

Howard Dratler

Anthony Macciola

Jim Nicol

Karl Doyle

Lynne Scheid

Bradford Weller

Greg Lock

William T. Comfort III

Chris Conway

Wade W. Loo

Grant Johnson

Bruce Powell

Joe Rose

Mark Wells

The 65 BR Trust

The Natasha Foundation

The NPC Foundation

SCHEDULE VI

Form of Lockup Press Release

Kofax Limited

[Date]

Kofax Limited (the “Company”) announced today that Craig-Hallum Capital Group LLC, the sole book-running manager in the Company’s recent public sale of common shares, is [waiving] [releasing] a lock-up restriction with respect to [            ] of the Company’s common shares held by [certain officers or directors] [an officer or director] [certain shareholders] of the Company. The [waiver] [release] will take effect on [            , 20    ], and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.